UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 14, 2008
(March 13, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01   Other Events

On February 29, 2008, PNM Resources, Inc. (“PNMR”) filed its Annual Report on Form 10-K for the year ended December 31, 2007.  On March 13, 2007, PNMR discovered a typographical error in the table of “Commitments and Contractual Obligations” section of Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2007 Form 10-K.  Although this table was intended to be presented in thousands of dollars, the line entitled “Retiree medical” was presented in actual dollars rather than in thousands resulting in the those amounts and the totals being overstated.  The “Commitments and Contractual Obligations” section, reflecting the corrected amounts is presented below in its entirety.

Commitments and Contractual Obligations

The following table sets forth PNMR’s long-term contractual obligations as of December 31, 2007. See also Note 7 for further details about the Company’s significant leases, including those for PNM and TNMP:

	Payments Due
				2013 and
Contractual Obligations	2008	2009 -2010	2011 - 2012	Thereafter	Total
	(In thousands)

Long-term debt (a) (e)	$450,826	$519,069	$7,170	$705,870	$1,682,935
Interest on long-term debt (b) (e)	87,540	116,280	83,802	452,020	739,642
Equity-linked units forward contracts	3,960	-	-	-	3,960
Interest on forward contracts	43	-	-	-	43
Operating leases (f)	35,114	58,224	63,905	142,345	299,588
PPAs (f)	52,911	115,319	90,222	433,067	691,519
Coal contracts (c)	53,336	110,756	117,485	295,679	577,256
Customer care outsourcing	17,811	35,439	34,986	52,479	140,715
Retiree medical	995	1,989	1,989	-	4,973
Other purchase obligations (d)	379,200	681,100	628,800	-	1,689,100

Total (g)	$1,081,736	$1,638,176	$1,028,359	$2,081,460	$5,829,731

(a)	Represents total long-term debt excluding unamortized discount of $0.3 million.
(b)	Represents annual interest expense.
(c)	Represents only certain minimum payments that may be required under the coal contracts if no deliveries are made.
(d)
Represents forecasted capital expenditures, under which substantial commitments have been made. The Company only forecasts capital expenditures for the next five years. Budgeted construction expenditures for PNM Gas, which is anticipated to be sold near the end of 2008, are included in the 2008 amount above, but budgeted expenditures for 2009 to 2012 totaling $147.7 million are not included.  Similarly, budgeted construction expenditures for CRHC, which is anticipated to be acquired near the end of 2008, totaling $54.8 million are included in the 2009 to 2012 amounts above, but no amounts are included for 2008.

(e)	Long-term debt and interest do not reflect any adjustments for the anticipated remarketing of the senior notes included in the equity-linked units (See Note 6).
(f)
Operating leases includes $3.2 million for the Tri-State Pyramid Unit 4 contract, which is classified as an operating lease, and $104.0 million for the Tri-State Springerville PPA, both of which are under contract to be sold.

(g)
PNMR is unable to reasonably estimate the timing of FIN 48 liability and interest payments in individual years due to uncertainties in the timing of the effective settlement of tax positions.  Therefore, PNMR’s FIN 48 liability of $18.6 million and FIN 48 interest payable of $2.4 million are not reflected in this table.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: March 14, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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